EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report dated January 11, 2001 for the Enhans RT 500 Fund and the Enhans Master Investor Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 17 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (file No. 333-85083), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.

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McCurdy & Associates CPA's, Inc.
Westlake, Ohio
January ___, 2001